ADDENDUM A
TO
AGREEMENT FOR TRANSFER OF ALL RIGHTS
AND RESERVATION OF LICENSES IN SOFTWARE

This Addendum A amends the Agreement For Transfer of all Rights and Reservation of Licenses in Software, dated as of September 4, 2000, by and among PLUSSTATION LLC, a Massachusetts limited liability company, NIKSA RADOVIC and JASON CLEMENT, each an individual and together constituting all of the members and managers of PlusStation, and Summus, Inc. (USA), the successor in interest to Summus, Ltd.

Section  (3) PAYMENT is has been superceded and replaced in its entirety with the following:

In consideration of the Conveyance, Summus will pay to PlusStation the sum of One Hundred Seventy Five Thousand Dollars, ($175,000), which reflects the initial consideration amount of $200,000 less payments of $25,000.  Payment of the remaining $175,000 will be in the form of 235,000 shares of Summus common stock with the remaining ($87,500) paid in 6 equal monthly payments starting July 19, 2003. Payment shall be made, at PlusStaion’s option, by check or wire transfer to a bank account designated in writing by PlusStaion. Niksa Radovic and Jason Clement, as the sole members of PlusStation, hereby acknowledge that the payments provided for hereunder inure to their benefit and are sufficient consideration for their entering into this agreement and any related documents, instruments or agreements.

IN WITNESS WHEREOF, the parties hereto have caused the Addendum A to be executed by their respective authorized representatives as of July 19, 2002.

PLUSSTATION, LLC
a Massachusetts limited liability company

By: _____________________________
                        Niksa Radovic

Title:____________________________

By: _____________________________
                        Jason Clement

Title:____________________________

BUYER
Summus, Inc. (USA)

By: _________________________

Title: _________________________